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                                                                    EXHIBIT 99.1

                       BANC ONE CREDIT CARD MASTER TRUST
                         Trust Excess Spread Analysis
                               for month ending:                Jan-01

Card Trust                                                   BOMT 96-A
Deal Size                                                       $500MM
Expected Maturity                                              5/15/03
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          Excess Spread:
          Portfolio Yield                                       23.47%
          Less:
             - Wtd Avg Coupon                                    6.11%
             - SVS Fees                                          1.50%
             - Charge-offs                                       7.39%
                                                                 -----

          Excess Spread:
                    Dec-00                                       8.47%
                    Nov-00                                       7.17%
                    Oct-00                                       7.44%
                  3-mo avg                                       7.69%
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          Delinquencies:
             30 to 59 Days                                       1.89%
             60 to 89 Days                                       1.39%
             90+  Days                                           2.82%
             30+  Days                                           6.10%

          Monthly Payment  Rate:                                13.36%